                                                                       Exhibit 5
                                                                       ---------

    [LETTERHEAD OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. APPEARS HERE]


                                  May 27, 1997

United Meridian Corporation
1201 Louisiana, Suite 1400
Houston, Texas  77002

Ladies and Gentlemen:

     We have acted as counsel to United Meridian Corporation, a Delaware corporation (the "Company"), in connection with the proposed registration of 4,300,000 shares of the Company's Series A Voting Common Stock, $.01 par value (the "Common Stock"), as described in a registration statement on Form S-3 relating to the Common Stock to be issued under the Company's 1994 Employee Nonqualified Stock Option Plan, as amended (the "Employee Plan"), and the Company's 1994 Outside Directors' Nonqualified Stock Option Plan, as amended (the "Director Plan"), which registration statement is to be filed with the Securities and Exchange Commission.

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

     A. The shares of Common Stock to be issued under the Employee Plan and the Director Plan which are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

United Meridian Corporation
May 27, 1997
Page 2


     B. The shares of Common Stock to be issued under the Employee Plan and the Director Plan which are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Employee Plan or the Director Plan, will be validly issued, fully paid and non-assessable.

     We consent to the reference to this firm in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.



                                   Sincerely,

                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                     AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.